SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2003

WAYNE BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	014612	34-1516142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

112 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 264-1222

N/A

(Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

Effective May 31, 2003, Banc Services Corp., a bank holding company organized under the laws of the State of Ohio with its principal office located in Orrville, Ohio, merged with and into Wayne Bancorp, Inc., with Wayne Bancorp, Inc. being the surviving company of the merger (the “Merger”), pursuant to the terms of the Affiliation Agreement by and between Banc Services Corp. and Wayne Bancorp, Inc. dated December 9, 2002 (the “Affiliation Agreement”).  Shareholders of both Wayne Bancorp, Inc. and Banc Services Corp. approved the Merger and the Affiliation Agreement at their respective annual meeting of shareholders held on May 29, 2003.

Pursuant to the terms of the Affiliation Agreement, each share of Banc Services Corp. common stock will be exchanged for 1.391 shares of Wayne Bancorp common stock and $14.40 cash.  No fractional shares of Wayne Bancorp, Inc. will be issued in connection with the Merger and former Banc Services Corp. shareholders who would otherwise be entitled to receive fractional shares will receive cash in lieu of such fractional shares based upon a whole share price of $29.01 per share of Wayne Bancorp, Inc.  1,329,053 shares of common stock of Wayne Bancorp, Inc. will be issued in connection with the Merger.  Wayne Bancorp, Inc. will issue options to purchase 63,958 shares of Wayne Bancorp, Inc. common stock in exchange for the options to purchase 33,900 shares of Banc Services Corp. outstanding before the consummation of the Merger.  Cash in the amount of $13,761,028.80 will be paid as the cash portion of the Merger consideration, not including any cash issued in lieu of fractional shares.  Cash in the amount of $6,502.79 will be paid in lieu of fractional shares.  The cash portion of the Merger consideration and cash in lieu of fractional shares will be paid using cash on-hand of Wayne Bancorp, Inc. and of Banc Services Corp.

The Savings Bank & Trust Company merged with and into Chippewa Valley Bank, an Ohio state-chartered bank and wholly-owned subsidiary of Wayne Bancorp, Inc., on June 30, 2003.  Chippewa Valley Bank was the surviving bank of the Bank Merger and has changed its name to “Savings Bank & Trust” effective June 30, 2003.

Additionally, as a result of the Merger, Access Financial Corp., an Ohio consumer finance company, is now a wholly-owned subsidiary of Wayne Bancorp, Inc.

Wayne Bancorp, Inc. also indirectly owns a 49% interest in SBT Title LLC, a title insurance agency organized under the laws of the State of Ohio, as a result of the Merger.  The 49% interest in SBT Title LLC will continue to be owned directly by The Savings Bank & Trust Company, and by Savings Bank & Trust following the consummation of the Bank Merger.  Wayne Bancorp, Inc. is required to divest or conform the 49% equity interest in SBT Title LLC in compliance with certain requirements of the Board of Governors of the Federal Reserve System on or before May 31, 2005.

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Item 7. Financial Statements and Exhibits.

a)  Financial statements of the business acquired.

The audited consolidated financial statements of Banc Services Corp. for the fiscal years ended December 31, 2001 and December 31, 2002 are incorporated by reference to Wayne Bancorp, Inc.'s Registration Statement on Form S-4 filed on March 24, 2003, File No. 333-103984.  Consolidated audited financial statements of Banc Services Corp. for the period from January 1, 2003 through March 31, 2003 are included in this report as Exhibit 99.2.

b) Proforma financial information. Unaudited proforma financial statements of the combined companies as of March 31, 2003 are included in this report as Exhibit 99.3
c) Exhibit No.	Description
2.1

Affiliation Agreement dated December 9, 2002 by and between Wayne Bancorp, Inc. and Banc Services Corp. (incorporated by reference to Wayne Bancorp, Inc.'s Registration Statement on Form S-4 filed on March 24, 2003, File No. 333-103984)

2.2	Amendment to the Affiliation Agreement dated May 30, 2003 by and between Wayne Bancorp, Inc. and Banc Services Corp.
23	Consent of Crowe, Chizek and Company LLC
99.1	Press Release (incorporated by reference to Wayne Bancorp, Inc.'s Current Report on Form 8-K filed June 11, 2003)
99.2	Financial statements of business acquired (as and for the period ended March 31, 2003).
99.3	Proforma financial information (as of and for the period ended March 31, 2003).

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Item 9.

On May 30, 2003, Wayne Bancorp, Inc. issued a press release concerning the consummation of the Merger with Banc Services Corp.  A copy of this press release is furnished herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE BANCORP, INC.

Date: August 10, 2003	By:	/s/ David P. Boyle
David P. Boyle President and Chief Executive Officer